Exhibit 10.13

H.G. FENTON COMPANY

(619) 400-0120
(619) 400-0111 FAX

July 6, 2004

Mr. Dennie Dyer

SKIN MEDICA, INC.

5909 Sea Lion Place, Suite H

Carlsbad, CA 92008

Re: Letter Agreement – Skin Medica, Inc., 5909 Sea Lion Place, Carlsbad, CA 92008

Dear Dennie:

This letter agreement (“Agreement”) shall document and confirm H.G. Fenton Company’s (“Landlord’s”) consent to modify the Expiration Date for the Lease at the above-referenced Premises. Skin Medica’s (“Tenant’s”) Lease at Suite H is currently scheduled to expire on May 31, 2006, whereas the other two spaces occupied by Tenant at the Project are scheduled to expire on March 31, 2006. In order to provide for a co-terminus expiration date for all of Tenant’s spaces at the Project, Landlord agrees to adjust the Expiration Date at Suite H to now expire on March 31, 2006.

If Skin Medica, Inc. agrees with the above, please so indicate by signing and returning a copy of this letter, which shall thereafter have the force and effect of an amendment to the Lease for purposes of clarifying the provisions set forth above.

Sincerely,

H.G. FENTON COMPANY

/s/ Donna N. Benson
Donna N. Benson
Leasing Representative

The foregoing is hereby acknowledged and agreed to:

/S/ ILLEGIBLE
Skin Medica, Inc.

cc:	Brenda Wright, Property Manager
H.G. Fenton Company, Accounting Department

7588 Metropolitan Drive

San Diego, CA 92108